Exhibit 99.1

HOST HOTELS & RESORTS, INC. REPORTS RESULTS FOR THE FIRST QUARTER OF 2011

BETHESDA, MD; April 28, 2011 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the first quarter ended March 25, 2011.

•

Hotel revenues for owned hotels increased $54 million, or 7%, for the quarter compared to the first quarter of 2010. Total revenue increased $80 million, or 10%, of which $27 million was due to the inclusion of property-level revenues for 53 leased, select-service hotels for which the Company previously recorded rental income. Our 2010 and 2011 acquisitions contributed $21 million of revenues in the quarter. See the notes to the consolidated statements of operations for further information.

•	Net loss was $60 million, or $.09 per diluted share, for the first quarter of 2011 compared to a net loss of $84 million, or $.13 per diluted share, for the first quarter of 2010.

•

FFO increased 57% to $77 million, or $.11 per diluted share, for the first quarter of 2011 compared to $49 million, or $.08 per diluted share, for the first quarter of 2010. The Company’s operating results include transactions, such as gains or losses on debt extinguishments, litigation costs and acquisition costs that can significantly affect earnings and FFO per diluted share. The net effect of these items was a decrease to earnings per diluted share and FFO per diluted share of $.01 for both the first quarter of 2011 and 2010.

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, increased 14% to $144 million for the quarter.

For further detail of the transactions affecting net income, earnings per diluted share, FFO and FFO per diluted share, refer to the notes to the “Reconciliation of Net Loss to EBITDA, Adjusted EBITDA and FFO per Diluted Share.”

Adjusted EBITDA, FFO, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

Comparable hotel RevPAR increased 5.4% for the first quarter as a result of the improvement in average room rate of 4.8% combined with a slight increase in occupancy. The first quarter results do not reflect the month of March for the Company’s hotels that report results on a calendar basis (approximately 42% of comparable hotels by revenue). On a calendar quarter basis, which includes the March results for these hotels, as well as the final week of March for the Company’s Marriott hotels, comparable hotel RevPAR increased 6.9% compared to first quarter of 2010. Two of the Company’s larger properties, the Sheraton New York Hotel & Towers and the Philadelphia Marriott Downtown, were severely disrupted by major renovation projects during the quarter. On a calendar quarter basis, excluding the results of the Sheraton New York Hotel & Towers and the Philadelphia Marriott Downtown, comparable hotel RevPAR would have increased by an additional 150 basis points.

Despite the improvements in RevPAR, comparable hotel adjusted operating profit margins for the first quarter decreased 10 basis points compared to 2010, largely due to higher payroll taxes, property-level bonuses, and lower attrition and cancellation revenue. These items disproportionately affected the first quarter and collectively reduced margins by approximately 85 basis points. Comparable hotel adjusted operating profit margins for the quarter were further reduced by 60 basis points due to the substantial disruption at the Sheraton New York Hotel & Towers and the Philadelphia Marriott Downtown.

ACQUISITIONS

During the quarter, the Company invested over $1 billion to complete the acquisitions of the New York Helmsley Hotel, the Manchester Grand Hyatt San Diego Hotel and a portfolio of seven hotels in New Zealand. The Company also obtained an $80 million mortgage loan in conjunction with the acquisition in New Zealand.

EUROPEAN JOINT VENTURE

On April 27, 2011, the Company reached an agreement to expand its investment in the European joint venture through the establishment of a new fund (the “Euro Fund Two”). The new fund will have a target size of approximately €450 million of new equity and a total investment of approximately €1 billion. Each of the current partners in the European joint venture will own a 33.3% limited partner interest in the Euro Fund Two, while an affiliate of the Company will have a 0.1% general partner interest. As part of the expansion, the Company is contributing the Le Méridien Piccadilly to the joint venture for a transfer price of £64 million. The agreement and the transfer of the Le Méridien Piccadilly is subject to certain regulatory approvals.

RETURN ON INVESTMENT EXPENDITURES

During the first quarter, the Company invested $46 million in return on investment (ROI) projects. These projects are designed to increase cash flow and improve profitability by capitalizing on changing market conditions and the favorable locations of the Company’s properties. During the quarter, these expenditures included approximately $30 million for significant redevelopment projects in progress at the Sheraton New York, the Sheraton Indianapolis and the San Diego Marriott Marquis & Marina. On February 28, 2011, the San Diego Marriott Marquis & Marina became only the fifth hotel in the country to earn the premier Marquis distinction from Marriott, as key elements of its extensive, multi-year renovation project were completed. Significant improvements include an entirely new arrival experience, updated lobby and concierge level, completely remodeled guest rooms and a state-of-the-art-fitness center overlooking a new pool area. The Company expects that its investment in ROI expenditures for 2011 will total approximately $230 million to $250 million.

RENEWAL AND REPLACEMENT EXPENDITURES

The Company also spent approximately $48 million in the first quarter for renewal and replacement expenditures designed to ensure that the high-quality standards of both the Company and its operators are maintained. Major renovation projects that were completed during the first quarter include 98,700 square feet of meeting space at the Sheraton Boston, 87,500 square feet of meeting space at the Philadelphia Marriott Downtown, 36,000 square feet of meeting space at the Hyatt Regency Washington on Capitol Hill and the renovation of 1,001 rooms at the San Antonio Marriott Rivercenter. The Company expects that renewal and replacement expenditures for 2011 will total approximately $300 million to $325 million.

BALANCE SHEET

On March 1, 2011, the Company repaid the CAD129 million ($132 million) mortgage debt on a portfolio of four hotels in Canada. The Company drew CAD100 million ($103 million) from its credit facility in the form of bankers’ acceptances with an initial average interest rate of 2.18% to fund a portion of this repayment. As of March 25, 2011 the Company has approximately $154 million of cash and cash equivalents and $438 million of available capacity under its credit facility.

DIVIDEND

On March 17, 2011, the Company’s board of directors authorized a regular quarterly cash dividend of $0.02 per share on its common stock, an increase of $0.01 per share from the prior quarter. The dividend was paid on April 15, 2011 to stockholders of record on March 31, 2011. Based on the current guidance for 2011, the Company intends to declare, subject to approval by the Company’s board of directors, an aggregate annual dividend of between $0.10 and $0.15 per share.

2011 OUTLOOK

The Company anticipates that for 2011:

•	Comparable hotel RevPAR will increase 6% to 8%;

•	Operating profit margins under GAAP would increase approximately 210 basis points to 260 basis points; and

•	Comparable hotel adjusted operating profit margins will increase approximately 100 basis points to 140 basis points.

Based upon these parameters, the Company estimates that its full year 2011 guidance is as follows:

•	income per diluted share should be approximately $.01 to $.06;

•	net income should be approximately $8 million to $42 million;

•	FFO per diluted share should be approximately $.88 to $.93 (including the effect of a reduction of $.02 due to debt extinguishment costs and pursuit costs for completed acquisitions); and

•	Adjusted EBITDA should be approximately $1,010 million to $1,045 million.

See the 2011 Forecast Schedules and Notes to Financial Information for other assumptions used in the forecasts and items that may affect forecasted results. Effective January 1, 2011, the Company modified its definition of Adjusted EBITDA to exclude pursuit costs for completed acquisitions as these costs, which were previously capitalized, are now required to be expensed. See the Notes to Financial Information for more information on this change.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 106 properties in the United States and 16 international properties totaling approximately 65,000 rooms, and also holds a non-controlling interest in a joint venture in Europe that owns 11 hotels with approximately 3,500 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton®, Swissôtel®, ibis® and Novotel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures;

changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; the risk that the Company’s board of directors will determine to pay dividends at a rate different than currently anticipated and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 28, 2011, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (Host LP), of which we are the sole general partner. When distinguishing between Host and Host LP, the primary difference is approximately 1.6% of the partnership interests in Host LP held by outside partners as of March 25, 2011, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income/loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	March 25, 2011	December 31, 2010
	(unaudited)
ASSETS
Property and equipment, net	$11,485	$10,514
Due from managers	54	45
Investments in affiliates	158	148
Deferred financing costs, net	41	44
Furniture, fixtures and equipment replacement fund	221	152
Other	339	354
Restricted cash	41	41
Cash and cash equivalents	154	1,113

Total assets	$12,493	$12,411

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY
Debt
Senior notes, including $1,163 million and $1,156 million, respectively, net of discount, of Exchangeable Senior Debentures	$4,257	$4,249
Credit facility	162	58
Mortgage debt	973	1,025
Other	146	145

Total debt	5,538	5,477
Accounts payable and accrued expenses	166	208
Other	213	203

Total liabilities	5,917	5,888

Non-controlling interests—Host Hotels & Resorts, L.P.	193	191

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $.01, 1,050 million shares authorized; 682.5 million shares and 675.6 million shares issued and outstanding, respectively	7	7
Additional paid-in capital	7,356	7,236
Accumulated other comprehensive income	29	25
Deficit	(1,039)	(965)

Total equity of Host Hotels & Resorts, Inc. stockholders	6,353	6,303
Non-controlling interests—other consolidated partnerships	30	29

Total equity	6,383	6,332

Total liabilities, non-controlling interests and equity	$12,493	$12,411

(a)	Our consolidated balance sheet as of March 25, 2011 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 25, 2011	March 26, 2010
Revenues
Rooms	$523	$484
Food and beverage	270	252
Other	54	57

Total hotel revenues for owned hotels	847	793
Other revenues (b)	56	30

Total revenues	903	823

Expenses
Rooms	151	140
Food and beverage	201	187
Other departmental and support expenses	239	222
Management fees	32	29
Other property-level expenses (b)	117	86
Depreciation and amortization	141	136
Corporate and other expenses	25	25

Total operating costs and expenses	906	825

Operating loss	(3)	(2)
Interest income	4	1
Interest expense (c)	(82)	(96)
Net gains on property transactions and other	2	—
Gain (loss) on foreign currency transactions and derivatives	1	(2)
Equity in losses of affiliates	(2)	(5)

Loss before income taxes	(80)	(104)
Benefit for income taxes	20	22

Loss from continuing operations	(60)	(82)
Income (loss) from discontinued operations	—	(2)

Net loss	(60)	(84)
Less: Net loss attributable to non-controlling interests	—	—

Net loss attributable to Host Hotels & Resorts, Inc.	(60)	(84)
Less: Dividends on preferred stock	—	(2)

Net loss available to common stockholders	$(60)	$(86)

Basic and diluted earnings (loss) per common share:
Continuing operations	$(.09)	$(.13)
Discontinued operations	—	—

Basic and diluted loss per common share	$(.09)	$(.13)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	On July 6, 2010, we terminated the subleases for the hotels that we lease from Hospitality Properties Trust (“HPT”). As a result of the transaction, we now record the gross hotel revenues and expenses of these hotels as opposed to rental income earned under the subleases; however, we are still subject to the rental expense due to HPT. Therefore, other revenue for the first quarter of 2011 includes $45 million related to these properties (which represents the associated hotel sales) compared to $18 million in the first quarter of 2010 (which represents the associated rental income). Similarly, other property-level expenses for the first quarter of 2011 includes $51 million related to these properties (which represents property-level expenses, as well as the rental expense due to HPT) compared to $18 million of rental expense in the first quarter of 2010.
(c)	Interest expense includes non-cash charges of $7 million and $8 million related to the exchangeable debentures for 2011 and 2010, respectively.

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 25, 2011	March 26, 2010
Net loss	$(60)	$(84)
Net loss attributable to non-controlling interests	—	—
Dividends on preferred stock	—	(2)

Loss available to common stockholders	(60)	(86)

Diluted loss available to common stockholders	$(60)	$(86)

Basic and diluted weighted average shares outstanding (a)	677.3	648.1
Basic and diluted loss per share (b)	$(.09)	$(.13)

(a)	Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.
(b)	See notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and FFO per Diluted Share” for information on significant items affecting diluted earnings per common share.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of March 25, 2011		Quarter ended March 25, 2011			Quarter ended March 26, 2010
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
	Properties	Rooms	Room Rate	Percentages	RevPAR	Room Rate	Percentages	RevPAR	RevPAR
Pacific	26	14,581	$174.06	70.6%	$122.94	$160.65	65.8%	$105.75	16.3%
Mid-Atlantic	10	8,328	201.87	64.6	130.43	191.93	70.9	136.00	(4.1)
South Central	9	5,687	153.30	73.0	111.86	147.86	71.1	105.09	6.4
Florida	9	5,677	207.25	79.5	164.69	208.08	76.9	160.01	2.9
DC Metro	12	5,416	192.90	63.8	123.07	185.75	65.1	121.01	1.7
North Central	12	5,337	118.68	52.1	61.84	112.35	53.3	59.88	3.3
Atlanta	8	4,246	153.92	65.6	101.05	153.71	66.2	101.78	(0.7)
New England	7	3,924	145.55	52.1	75.82	140.28	50.8	71.28	6.4
Mountain	7	2,889	180.06	63.9	115.07	164.60	65.2	107.30	7.2
International	7	2,473	166.26	62.0	103.04	146.05	63.5	92.81	11.0

All Regions	107	58,558	174.34	66.4	115.79	166.43	66.0	109.85	5.4

Comparable Hotels by Property Type (a)

	As of March 25, 2011		Quarter ended March 25, 2011			Quarter ended March 26, 2010
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
	Properties	Rooms	Room Rate	Percentages	RevPAR	Room Rate	Percentages	RevPAR	RevPAR

Urban	51	32,556	$181.18	65.2%	$118.05	$173.00	65.8%	$113.85	3.7%
Suburban	29	10,964	144.50	63.7	91.97	136.16	63.2	86.08	6.8
Resort/Conference	13	8,082	232.85	73.2	170.53	226.29	69.4	156.97	8.6
Airport	14	6,956	122.70	68.9	84.59	117.06	67.6	79.10	6.9

All Types	107	58,558	174.34	66.4	115.79	166.43	66.0	109.85	5.4

(a)	See the Notes to Financial Information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended
	March 25, 2011	March 26, 2010
Number of hotels	107	107
Number of rooms	58,558	58,558
Percent change in comparable hotel RevPAR	5.4%	—
Operating profit margin under GAAP (b)	(0.3)%	(0.2)%
Comparable hotel adjusted operating profit margin (b)	19.4%	19.5%

Comparable hotel sales
Room	$505	$479
Food and beverage	268	254
Other	53	56

Comparable hotel sales (c)	826	789

Comparable hotel expenses
Room	144	136
Food and beverage	198	186
Other	30	30
Management fees, ground rent and other costs	294	283

Comparable hotel expenses (d)	666	635

Comparable hotel adjusted operating profit	160	154
Non-comparable hotel results, net (e)	9	4
Income (loss) from hotels leased from HPT and office buildings	(6)	1
Depreciation and amortization	(141)	(136)
Corporate and other expenses	(25)	(25)

Operating loss	$(3)	$(2)

(a)	See the Notes to the Financial Information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margins are calculated by dividing the applicable operating profit (loss) by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statement of operations. Comparable margins are calculated using amounts presented in the above table.
(c)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended
	March 25, 2011	March 26, 2010
Revenues per the consolidated statements of operations	$903	$823
Non-comparable hotel sales	(44)	(23)
Hotel sales for the property for which we record rental income, net	13	13
Revenues for hotels leased from HPT and office buildings	(46)	(19)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	(5)

Comparable hotel sales	$826	$789

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended
	March 25, 2011	March 26, 2010
Operating costs and expenses per the consolidated statements of operations	$906	$825
Non-comparable hotel expenses	(35)	(19)
Hotel expenses for the property for which we record rental income	13	13
Expense for hotels leased from HPT and office buildings	(52)	(18)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	(5)
Depreciation and amortization	(141)	(136)
Corporate and other expenses	(25)	(25)

Comparable hotel expenses	$666	$635

(e)	Non-comparable hotel results, net, includes the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations and the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

			March 25, 2011	December 31, 2010
Equity
Common shares outstanding			682.5	675.6
Common shares outstanding assuming conversion of non-controlling interest OP Units (a)			693.4	686.3
Preferred OP Units outstanding			.02	.02

Security pricing
Common (b)			$17.71	$17.87
3 1/4% Exchangeable Senior Debentures (c)			$1,143.5	$1,179.4
2 5/8% Exchangeable Senior Debentures (c)			$1,006.4	$991.9
2 1/2% Exchangeable Senior Debentures (c)			$1,407.3	$1,416.6

Dividends declared per share for calendar year
Common (d)			$.02	$.04
Class E Preferred (e)			$—	$.95

Debt

Senior notes	Rate	Maturity date
Series K	7 1/8%	11/2013	$250	$250
Series O	6 3/8%	3/2015	650	650
Series Q	6 3/4%	6/2016	800	800
Series S	6 7/8%	11/2014	498	498
Series T	9%	5/2017	389	388
Series V (f)	6%	11/2020	500	500
Exchangeable senior debentures (g)	3 1/4%	4/2024	325	325
Exchangeable senior debentures (g)	2 5/8%	4/2027	506	502
Exchangeable senior debentures (g)	2 1/2%	10/2029	332	329
Senior notes	10%	5/2012	7	7
Credit facility (h)	1.9%	9/2011	162	58

			4,419	4,307
Mortgage debt and other
Mortgage debt (non-recourse) (i)	1.9-8.5%	1/2012-12/2023	973	1,025
Other	7.0-7.8%	10/2014-12/2017	146	145

Total debt (j)(k)			$5,538	$5,477

Percentage of fixed rate debt			88%	90%
Weighted average interest rate			6.1%	6.2%
Weighted average debt maturity			4.2 years	4.4 years

	Quarter ended
	March 25, 2011	March 26, 2010
Hotel Operating Statistics for All Properties (l)
Average daily rate	$176.16	$166.59
Average occupancy	66.2%	65.4%
RevPAR	$116.61	$108.97

(a)	Each OP Unit is redeemable for cash or, at the option of the Company, 1.021494 common shares of Host. At March 25, 2011 and December 31, 2010, there were 10.7 million and 10.5 million common OP Units, respectively, held by non-controlling interests that were redeemable into 10.9 million and 10.7 million shares, respectively, of Host common stock.
(b)	Share prices are the closing price as reported by the New York Stock Exchange.
(c)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(d)	On March 17, 2011, the Company declared a first quarter common cash dividend of $0.02 per share.
(e)	On June 18, 2010, the Company redeemed its 8 7/8% Class E cumulative redeemable preferred stock at a redemption price of $25.00 per share, plus accrued dividends.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(f)	The 6% Series U senior notes issued on October 25, 2010 were exchanged for 6% Series V senior notes in February 2011. The terms were substantially identical, except the new series of notes were issued in a registered offering under the Securities Act of 1933 and are, therefore, freely transferable by the holders.
(g)

The principal balance of the Exchangeable senior debentures is $1,251 million. The principal balance outstanding of the 2 5/8% Exchangeable Senior Debentures due 2027 (the “2007 Debentures”) and the 2 1/2% Exchangeable Senior Debentures due 2029 (the “2009 Debentures”) is $526 million and $400 million, respectively. The discounts related to these exchangeable debentures are amortized through the first date at which the holders can require Host to repurchase the exchangeable debentures for cash (April 2012 for the 2007 Debentures and October 2015 for the 2009 Debentures). The discount related to the 3 1/4% Exchangeable Senior Debentures due 2024 (the “2004 Debentures”) has been fully amortized as of December 31, 2010.

(h)	The interest rate shown is the weighted average rate of the outstanding credit facility at March 25, 2011. At March 25, 2011, we have $438 million of available capacity under the revolver portion of the credit facility.
(i)	Mortgage debt is secured by real estate assets with an undepreciated book value of $1.6 billion and has a weighted average interest rate of 4.7% at both March 25, 2011 and December 31, 2010, maturing through December 2023. The book value of the assets securing mortgage debt does not represent the current fair value of the assets.
(j)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but do not own 100% of the interests, and excludes the debt of entities that we do not consolidate, but have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of March 25, 2011, our non-controlling partners’ share of consolidated debt is $67 million and our share of debt in unconsolidated investments is $319 million.
(k)	Total debt as of March 25, 2011 and December 31, 2010 includes net discounts of $89 million and $95 million, respectively.
(l)	The operating statistics reflect all consolidated properties as of March 25, 2011 and March 26, 2010, respectively. The operating statistics include the results of operations through their date of disposition for two properties disposed of in 2010.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 25, 2011	March 26, 2010
Net loss	$(60)	$(84)
Interest expense	82	96
Depreciation and amortization	141	136
Income taxes	(20)	(22)

EBITDA	143	126
Acquisition costs	3	—
Amortization of deferred gains	(1)	—
Equity investment adjustments:
Equity in losses of affiliates	2	5
Pro rata EBITDA of equity investments	2	—
Consolidated partnership adjustments:
Pro rata EBITDA attributable to non-controlling partners in other consolidated partnerships	(5)	(5)

Adjusted EBITDA	$144	$126

	Quarter ended
	March 25, 2011	March 26, 2010

Net loss	$(60)	$(84)
Less: Dividends on preferred stock	—	(2)

Net loss available to common stockholders	(60)	(86)
Adjustments:
Amortization of deferred gains and other property transactions, net of taxes	(1)	—
Depreciation and amortization	141	137
Partnership adjustments	(2)	(1)
FFO of non-controlling interests of Host LP	(1)	(1)

Funds From Operations	$77	$49

Diluted weighted average shares outstanding-EPS	677.3	648.1
Assuming issuance of common shares granted under the Comprehensive Stock Plan	1.7	0.6

Diluted weighted average shares outstanding-FFO (a)(b)	679.0	648.7
FFO per diluted share (a)(b)	$.11	$.08

(a)	Earnings/loss per diluted share and FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(b)	FFO per diluted share and earnings per diluted share were affected by certain transactions, the effects of which are shown in the table below (in millions, except per share amounts):

	Quarter ended March 25, 2011		Quarter ended March 26, 2010
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Potential loss on litigation (1)	$—	$—	$(4)	$(4)
Loss on debt extinguishments (2)	—	—	(8)	(8)
Acquisition costs (3)	(3)	(3)	—	—
Dilutive effect of 2004 Debentures (4)	—	(2)	—	—
Loss attributable to non-controlling interests (5)	—	—	1	1

Total	$(3)	$(5)	$(11)	$(11)

Diluted shares (6)	677.3	700.2	648.1	648.7
Per diluted share	$(.01)	$(.01)	$(.01)	$(.01)

(1)	Includes the accrual of a potential litigation loss in the first quarter of 2010.
(2)	Represents costs associated with the redemption of the Series M Senior Notes.
(3)	Represents costs incurred related to successful acquisitions. Previously, these costs would have been capitalized; however, under accounting requirements effective January 1, 2009, these costs are expensed in the period in which they are incurred.
(4)	Represents dilutive effect, if applicable, of the 2004 Debentures after the effects of the significant items described above.
(5)	Represents the portion of the significant items attributable to non-controlling partners in Host LP.
(6)	The first quarter 2011 includes 21.2 million shares for the dilutive effect of the 2004 Debentures.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and

Funds From Operations per Diluted Share for Full Year 2011 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Full Year 2011
	Low-end of range	High-end of range
Net income	$8	$42
Interest expense	364	364
Depreciation and amortization	625	625
Income taxes	—	1

EBITDA	997	1,032
Acquisition costs	4	4
Equity investment adjustments:
Equity in earnings of affiliates	(5)	(5)
Pro rata Adjusted EBITDA of equity investments	31	31
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(17)	(17)

Adjusted EBITDA	$1,010	$1,045

	Full Year 2011 forecast
	Low-end of range	High-end of range
Net income	$8	$42
Less: Net income attributable to non-controlling interests	(3)	(3)

Net income available to common stockholders	5	39
Adjustments:
Depreciation and amortization	624	624
Partnership adjustments	6	6
FFO of non-controlling interests of Host LP	(10)	(10)

Funds From Operations	625	659
Adjustment for dilutive securities:
Assuming conversion of exchangeable senior debentures	32	32

Diluted FFO	$657	$691

Weighted average diluted shares – EPS	696.4	696.4
Weighted average diluted shares – FFO (b)	744.3	744.3
Income per diluted share	$.01	$.06
FFO per diluted share	$.88	$.93

(a)	The full year 2011 forecasts were based on the below assumptions:
•	Comparable hotel RevPAR will increase 6% to 8% for the low and high ends of the forecasted range, respectively.
•	Comparable hotel adjusted operating profit margins will increase 100 basis points to 140 basis points for the low and high ends of the forecasted range, respectively.
•	We expect to complete acquisitions of $150 million in the second quarter.
•	We expect to spend approximately $230 million to $250 million on ROI capital expenditures.
•	Costs associated with debt extinguishments and acquisition costs will decrease earnings and FFO per share by $.02.
•	Interest expense includes approximately $45 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.
•	We expect to spend approximately $300 million to $325 million on renewal and replacement expenditures in 2011.

Effective January 1, 2011, the Company has modified its definition of Adjusted EBITDA to exclude pursuit costs for completed acquisitions, and, as a result, they no longer have an effect on Adjusted EBITDA, but continue to be a deduction to FFO. For a discussion of additional items that may affect forecasted results see Notes to the Financial Information.

(b)	The full year 2011 forecast FFO per diluted share includes 45.2 million shares for the dilution of the 2004 and 2009 Exchangeable Senior Debentures.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2011 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2011
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	7.1%	7.6%
Comparable hotel adjusted operating profit margin (c)	22.4%	22.8%

Comparable hotel sales
Room	$2,712	$2,763
Other	1,596	1,620

Comparable hotel sales (d)	4,308	4,383

Comparable hotel expenses
Rooms and other departmental costs	1,866	1,901
Management fees, ground rent and other costs	1,477	1,484

Comparable hotel expenses (e)	3,343	3,385

Comparable hotel adjusted operating profit	965	998
Non-comparable hotel results, net	118	120
Hotels leased from HPT and office buildings, net	(10)	(10)
Depreciation and amortization	(625)	(625)
Corporate and other expenses	(99)	(99)

Operating profit	$349	$384

(a)	Forecasted comparable hotel results include 105 hotels that we have assumed will be classified as comparable as of December 31, 2011. No assurances can be made as to the hotels that will be in the comparable hotel set for 2011. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Funds From Operations per Diluted Share For Full Year 2011 Forecasts” for other forecast assumptions.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2011
	Low-end	High-end
	of range	of range
Revenues	$4,946	$5,031
Non-comparable hotel sales	(470)	(480)
Revenues for hotels leased from HPT and office buildings	(219)	(219)
Hotel sales for the property for which we record rental income, net	51	51

Comparable hotel sales	$4,308	$4,383

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2011
	Low-end	High-end
	of range	of range
Operating costs and expenses	$4,597	$4,647
Non-comparable hotel and other expenses	(352)	(360)
Expenses for hotels leased from HPT and office buildings	(229)	(229)
Hotel expenses for the property for which we record rental income	51	51
Depreciation and amortization	(625)	(625)
Corporate and other expenses	(99)	(99)

Comparable hotel expenses	$3,343	$3,385

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, FFO, FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc. (Marriott), the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the first quarter of 2011 ended on March 25, and the first quarter of 2010 ended on March 26. As a result, the first quarter of 2011 included 84 days of operations, while the first quarter of 2010 included 85 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 42% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2008) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results will typically differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the first quarter of 2011 reflect 12 weeks of operations for the period from January 1, 2011 to March 25, 2011 for our Marriott-managed hotels and results from January 1, 2011 to February 28, 2011 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the first quarter of 2010 reflect 12 weeks of operations for the period from January 2, 2010 to March 26, 2010 for our Marriott-managed hotels and results from January 1, 2010 to February 28, 2010 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and associated margins) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations for the entirety of the reporting periods being compared and (ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects during the reporting periods being compared. Of the 122 hotels that we owned on March 25, 2011, 107 have been classified as comparable hotels. The operating results of the following hotels that we owned or leased as of March 25, 2011 are excluded from comparable hotel results for these periods:

•	New York Helmsley Hotel (acquired in March 2011);

•	Manchester Grand Hyatt San Diego (acquired in March 2011);

•	The portfolio of seven hotels in New Zealand (acquired in February 2011);

•	JW Marriott, Rio de Janeiro (acquired in September 2010);

•	W New York, Union Square (acquired in September 2010);

•	Westin Chicago River North (acquired in August 2010);

•	Le Méridien Piccadilly (acquired leasehold interest in July 2010);

•	Sheraton Indianapolis Hotel & Suites (business interruption due to significant renovations); and

•	San Diego Marriott Marquis & Marina (business interruption due to significant renovations).

The operating results of the two hotels we disposed of during 2010, as well as the 53 Courtyard by Marriott properties leased from HPT, are not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP,

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO and FFO per Diluted Share

We present FFO and FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance and is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•

Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition of assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•

Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because it includes our pro rata portion of depreciation, amortization and interest expense. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this more accurately reflects the performance of our investment. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

•

Consolidated Partnership Adjustments – We deduct the non-controlling partners’ pro rata share of the Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ positions in the partnership or joint venture.

•

Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

•

Acquisition Costs – Effective January 1, 2009, the accounting treatment under GAAP for costs associated with completed property acquisitions changed and these costs are now expensed in the year incurred as opposed to capitalized as part of the acquisition. Beginning in 2011, we have excluded the effect of these costs because we believe it is not reflective of the ongoing performance of our properties. This is consistent with the EBITDA calculation under the prior GAAP accounting treatment which expensed these costs over time as part of depreciation expense, which is excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.